Exhibit 99.1

TALOS ENERGY RELEASES 2021 ESG REPORT

Houston, December 27, 2021 – Talos Energy Inc. (NYSE: TALO) (“Talos” or the “Company”) today published its second annual environmental, social and governance (“ESG”) report to stakeholders, highlighting the Company’s continued environmental, health and safety focus, positive impacts on communities and employees and solid governance practices. Talos has substantially increased the volume and quality of disclosures in this year’s report and further clarified alignment with recognized industry standards.

Key highlights of this year’s report include:

•	Established a long-term target of 30% greenhouse gas emissions (“GHG”) intensity reduction by 2025 from the 2018 baseline, and more recently added a 40% reduction stretch target

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Zero hydrocarbon releases of greater than one barrel and less than three-fourths of one barrel released from over 23 million gross operated barrels of oil equivalent (“MMBoe”) produced; Talos has operated for over 1,000 days without an offshore release more than one barrel

•	~3 million man hours worked with a 50% and 9% reduction in total recordable incident rates (“TRIR”) and lost time incident rates (“LTIR”), respectively, from the 2018 baseline

•	Named a Houston Chronicle Top Workplace for the ninth consecutive year in a row

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Enhanced and renamed the Board of Directors’ Safety Committee to the Safety, Sustainability and Corporate Responsibility Committee to allow for greater oversight and management of ESG efforts, including climate-related risks and opportunities

•	Increased the weighting of ESG-related performance on management’s annual incentive plan to 20% of total

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We are very proud to end the year with the publication of our second annual ESG Report. Each year our goal is to increase the standard and quality of our reporting while improving on the key metrics that reinforce our role as responsible corporate citizens. We believe the Gulf of Mexico and Gulf Coast is a critical part of the global energy story—it is a basin where critical resources that fuel our daily lives can be developed safely and with one of the lowest emissions footprints in the world. Our employees are extremely proud of the contents of this report from our safety and environmental track record to our community involvement and the culture we have created as a Top Workplace for nine straight years. We have evolved from one of the top independent energy producers in the Gulf of Mexico to a total energy solutions company focused on both energy production and industrial carbon capture and sequestration and we are excited about the role we will play going forward in the future of our industry.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

TALOS ENERGY INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, our ESG performance and results, the success of our CCS business, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 3, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002